Exhibit 21

                                                                   AS OF 3/16/01

                SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

      The following table lists all subsidiaries of the registrant and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies which, if considered in the aggregate as a single entity, would not constitute a significant entity. All the entities named below are corporations, unless otherwise noted.


                                                      Where Incorporated
    Name                                               or Organized
    ----                                             -------------------
    Ambrit Holdings, Inc.                            Delaware
    American Shipholding Group, Inc.                 New York
    Amerikanis Company Limited                       Liberia
    Amity Products Carriers, Inc.                    Delaware
    Ania Tanker Corporation                          Marshall Islands
    Antilles Bulk Holdings N.V.                      Netherlands Antilles
    Atlantia Tanker Corporation                      Marshall Islands
    Aurora Shipping Corporation                      Panama
    Baywatch Marine Inc.                             Liberia
    Britamer Holding Company Limited                 Liberia
    Britanis Company Limited                         Liberia
    Cambridge Tankers, Inc.                          New York
    Caribbean Tanker Corporation                     Marshall Islands
    Community Ocean Services, Inc.                   New York
    Concert Tanker Corporation                       Liberia
    Delphina Tanker Corporation                      Delaware
    Diane Tanker Corporation                         Marshall Islands
    Dorado Tanker Corporation                        Panama
    Dundee Navigation S.A.                           Liberia
    East Coast Gaugings Limited                      England
    Edinburgh Navigation S.A.                        Liberia
    Edindun Shipping Corporation                     Marshall Islands
    Eighth Aframax Tanker Corporation                Marshall Islands
    ERN Holdings Inc.                                Panama
    Fifth Aframax Tanker Corporation                 Marshall Islands
    First Pacific Corporation.                       Marshall Islands
    First Products Tankers, Inc.                     Marshall Islands
    First Shipco Inc.                                Liberia
    First Union Tanker Corporation                   Marshall Islands
    First United Shipping Corporation                Liberia
    400 Equity Corporation                           Delaware

                                                      Where Incorporated
    Name                                               or Organized
    ----                                             -------------------
    401 Equity Corporation                           Delaware
    Fourth Aframax Tanker Corporation                Marshall Islands
    Fourth Products Tankers, Inc.                    Marshall Islands
    Fourth Spirit Holding N.V.                       Netherlands Antilles
    Friendship Marine Inc.                           Liberia
    Hyperion Shipping Corporation                    Liberia
    Imperial Tankers Corporation                     Marshall Islands
    Intercontinental Bulktank Corporation            New York
    International Seaways, Inc.                      Liberia
    Interocean Tanker Corporation                    Marshall Islands
    Juneau Tanker Corporation                        New York
    Majestic Tankers Corporation                     Marshall Islands
    Marina Tanker Corporation.                       Marshall Islands
    New Orleans Tanker Corporation                   Delaware
    Ninth Aframax Tanker Corporation                 Marshall Islands
    Northam Carriers Ltd.                            Marshall Islands
    Northanger Shipping Corporation                  Marshall Islands
    Northwestern Tanker Corporation                  Marshall Islands
    Ocean Bulk Ships, Inc.                           Delaware
    Oleron Tanker S.A.                               Panama
    Olympia Tanker Corporation                       Marshall Islands
    OSG Bulk Ships, Inc.                             New York
    OSG Car Carriers, Inc.                           New York
    OSG Financial Corp.                              Delaware
    OSG Foundation                                   New York
    OSG Group Purchasing Limited                     England
    OSG International Partners (partnership)         Liberia
    OSG International, Inc.                          Marshall Islands
    OSG Ship Management (London) Limited             England
    OSG Ship Management Asia Pacific Pte Ltd.        Singapore
    OSG Ship Management, Inc.                        Delaware
    OSGSM Pool, Inc.                                 Marshall Islands
    Overseas Airship Corporation                     Delaware
    Overseas Bulktank Corporation                    New York
    Overseas Cruiseship Inc.                         Cayman Islands
    Overseas Petroleum Carriers, Inc.                Delaware
    Philadelphia Tanker Corporation                  Delaware
    Regency Tankers Corporation                      Marshall Islands
    Reliance Shipping B.V.                           Netherlands
    Rex Shipholdings Inc.                            Liberia
    Rio Grande Bulk Carriers, Inc.                   Marshall Islands
    Royal Tankers Corporation                        Marshall Islands
    Ruby Tanker Corporation                          Marshall Islands

                                                      Where Incorporated
    Name                                               or Organized
    ----                                             -------------------
    Sapphire Tanker Corporation                      Marshall Islands
    Sargasso Tanker Corporation                      Marshall Islands
    Second Products Tankers, Inc.                    Marshall Islands
    Second Union Tanker Corporation                  Marshall Islands
    Second United Shipping Corporation               Marshall Islands
    Seventh Aframax Tanker Corporation               Marshall Islands
    Ship Paying Corporation No. 1                    Delaware
    Ship Paying Corporation No. 3                    Liberia
    Sixth Aframax Tanker Corporation                 Marshall Islands
    Souter Shipping (Bermuda) Ltd.                   Bermuda
    Souter Shipping Limited                          England
    Spirit Shipping B.V.                             Netherlands
    Taunton Shipping Co. Ltd.                        Cyprus
    Tenth Aframax Tanker Corporation                 Marshall Islands
    Third Aframax Tanker Corporation                 Marshall Islands
    Third Products Tankers, Inc.                     Marshall Islands
    Third United Shipping Corporation                Liberia
    1320 Tanker Corporation                          Marshall Islands
    1321 Tanker Corporation                          Marshall Islands
    1395 Tanker Corporation                          Marshall Islands
    1372 Tanker Corporation                          Marshall Islands
    398 Equity Corporation                           Delaware
    399 Equity Corporation                           Delaware
    Timor Navigation Ltd.                            Marshall Islands
    Trader Shipping Corporation.                     Liberia
    Transbulk Carriers, Inc.                         Delaware
    Tropical United Shipping Corporation             Liberia
    Tubarao Bulk Carriers, Inc.                      Marshall Islands
    U.S. Shipholding Group, Inc.                     New York
    Union Shipping Corporation                       Japan
    United Steamship Corporation                     Panama
    Valdez Tankships Corporation                     New York
    Vega Tanker Corporation                          Delaware
    Venus Tanker Corporation                         Marshall Islands
    Vivian Tankships Corporation                     New York
    Western Ship Agencies Limited                    England
    Wolcon Corp.                                     Delaware